Exhibit 99.1

Molina Healthcare Reports First Quarter 2014 Results

LONG BEACH, Calif.--(BUSINESS WIRE)--May 1, 2014--Molina Healthcare, Inc. (NYSE: MOH):

  Adjusted net income per diluted share, continuing operations1, of $0.64.
  Net income per diluted share, continuing operations, of $0.10.
  Aggregate membership grew by 11% compared with fourth quarter 2013; 133,000 new Medicaid Expansion lives added.
  Total revenue of $2.1 billion, up 21% sequentially.
  General and administrative expense ratio declined sequentially to 9.1% in the first quarter of 2014, from 11.0% in the fourth quarter of 2013.
  Expanded and diversified footprint to South Carolina; began serving members under the state’s new full-risk Medicaid managed care program effective January 1, 2014.

Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the first quarter of 2014.

“First quarter operating results were strong,” said J. Mario Molina, M.D., chief executive officer of Molina Healthcare, Inc. “These results demonstrate the progress we are making towards managing our growth. While we have been investing in the infrastructure – staffing, training, technology – to be ready to accommodate the growth associated with the dual eligible programs and the Affordable Care Act, we have continued to improve the administrative efficiency of our existing business.”

Overview of Financial Results

At its Investor Day on February 13, 2014, the Company stated that its first quarter results could be adversely affected by three factors: (A) general and administrative expenses incurred before related revenue is realized; (B) delays in securing agreements for the reimbursement (including reimbursement for tax impacts) of the Affordable Care Act’s Health Insurer Fee (HIF); and (C) delays in the recognition of quality or at risk performance related revenue.

Results reported for the first quarter of 2014 would have been higher except for:

(A)	General and administrative expenses for which no related revenue was recognized reduced first quarter earnings by approximately $20 million, or $0.19 per diluted share (GAAP and adjusted basis). The Company’s full year guidance for 2014 anticipates an administrative expense ratio of 7.5% for the fourth quarter of 2014.

(B)	The absence of full reimbursement for the HIF reduced first quarter earnings by approximately $16 million, or $0.15 per diluted share (GAAP and adjusted basis). The Company had not secured agreements with the states of California, Michigan, New Mexico, Texas, Utah and South Carolina at the close of the first quarter of 2014 for the reimbursement (including income tax effect) of the HIF. The Company remains guardedly optimistic that it will secure such agreements with all of its state partners prior to the close of 2014.

(C)	The failure to recognize a portion of the Texas health plan’s quality incentive revenue reduced first quarter earnings by approximately $6 million, or $0.06 per diluted share (GAAP and adjusted basis). Changes to the metrics associated with the achievement of that quality incentive revenue make it difficult to recognize revenue as of March 31, 2014. The Company remains guardedly optimistic that it will be able to recognize most of its quality revenue in Texas prior to the close of 2014.

First Quarter of 2014 Compared with the First Quarter of 2013

Financial results for the first quarter of 2014 are difficult to compare with the first quarter of 2013 for the following reasons:

  The recognition in the first quarter of 2013 of $24 million in revenue related to 2012 and 2011;
  The $16 million of HIF not reimbursed by the Company’s state partners in the first quarter of 2014;
  The $6 million of quality revenue not recognized in the first quarter of 2014;
  An out of period benefit recorded at the Texas health plan in the first quarter of 2013 that improved that health plan’s financial performance by approximately $13 million over what it would have otherwise reported;
  The impact of lower margins associated with the startup of operations in South Carolina and the provision of new benefits to members in Florida and New Mexico; and
  The impact of a much higher effective tax rate in the first quarter of 2014 due to the non-deductibility of the HIF.

Sequential Comparison of Financial Results

First quarter 2014 financial results improved when compared with fourth quarter 2013 due to:

  An increase in total revenue of 21%; primarily due to the Company’s expansion into South Carolina, expanded member benefits in New Mexico and Florida, and substantial membership increases in California; and
  A decrease in the general and administrative expense ratio to 9.1%, from 11.0% in the fourth quarter of 2013; partially offset by
  The impact of that portion of the HIF not reimbursed by the Company’s state partners which, as noted above, reduced pretax income in the first quarter of 2014 by approximately $16 million.

Net Income Per Share Guidance

The Company reaffirms its guidance for fiscal year 2014 as follows:

	Low End	High End
Net income per diluted share, continuing operations	$1.65	$2.15

Adjusted net income per diluted share, continuing operations	$4.00	$4.50

Conference Call

The Company’s management will host a conference call and webcast to discuss its first quarter results at 5:00 p.m. Eastern time on Thursday, May 1, 2014. The number to call for the interactive teleconference is (212) 231-2939. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Thursday, May 1, 2014, through 6:00 p.m. on Friday, May 2, 2014, by dialing (800) 633-8284 and entering confirmation number 21711622. A live broadcast of Molina Healthcare’s conference call will be available on the Company’s website, www.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides quality and cost-effective Medicaid-related solutions to meet the health care needs of low-income families and individuals and to assist state agencies in their administration of the Medicaid program. The Company’s licensed health plans in California, Florida, Illinois, Michigan, New Mexico, Ohio, South Carolina, Texas, Utah, Washington, and Wisconsin currently serve approximately 2.2 million members, and its subsidiary, Molina Medicaid Solutions, provides business processing and information technology administrative services to Medicaid agencies in Idaho, Louisiana, Maine, New Jersey, and West Virginia, and drug rebate administration services in Florida.

Notes:
1.	Adjusted net income per diluted share, continuing operations, is a non-GAAP financial measure used by management as a supplemental metric in evaluating its financial performance, its financing and business decisions, and in forecasting and planning for future periods. This measure is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, which is diluted net income per share, continuing operations. See below for reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding the Company’s plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

  uncertainties associated with the implementation of the Affordable Care Act, including the full grossed up reimbursement by states of the non-deductible health insurer fee, the expansion of Medicaid eligibility in the states that participate to previously uninsured populations unfamiliar with managed care, the implementation of state insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the impact of other federal or state health care and insurance reform measures, including the dual eligibles demonstration programs in California, Illinois, Michigan, Ohio, and South Carolina;
  newly FDA-approved drugs such as sovaldi, olysio, and other drugs for hepatitis C or other medical conditions that are exorbitantly priced but not factored into the calculation of our capitated rates for 2014;
  significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria;
  management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, and our ability to reduce over time the high medical costs commonly associated with new patient populations;
  the accurate estimation of incurred but not paid medical costs across our health plans;
  retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments, including Medicaid pharmaceutical rebates or retroactive premium rate increases;
  efforts by states to recoup previously paid amounts, including claims by the Washington Health Care Authority (HCA) that it overpaid our Washington health plan for certain claims related to psychotropic drugs and the Washington Community Options Program Entry System (COPES);
  the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states, and our ability to increase our revenues consistent with our expectations;
  the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;
  government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;
  changes with respect to our provider contracts and the loss of providers;
  the establishment of a federal or state medical cost expenditure floor as a percentage of the premiums we receive, and the interpretation and implementation of medical cost expenditure floors, administrative cost and profit ceilings, and profit sharing arrangements;
  the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures;
  approval by state regulators of dividends and distributions by our health plan subsidiaries;
  changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;
  high dollar claims related to catastrophic illness;
  the favorable or unfavorable resolution of litigation, arbitration, or administrative proceedings;
  the relatively small number of states in which we operate health plans;
  our management of a portion of College Health Enterprises’ hospital in Long Beach, California;
  the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;
  the failure of a state in which we operate to renew its federal Medicaid waiver;
  an inadvertent unauthorized disclosure of protected health information;
  changes generally affecting the managed care or Medicaid management information systems industries;
  increases in government surcharges, taxes, and assessments;
  changes in general economic conditions, including unemployment rates;
  increasing consolidation in the Medicaid industry;

and numerous other risk factors, including those discussed in the Company’s periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that the Company’s forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by the Company’s forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of May 1, 2014, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.

MOLINA HEALTHCARE, INC. UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2014	2013
	(Amounts in thousands, except net income per share)
Revenue:
Premium revenue	$1,940,337	$1,497,433
Service revenue	53,630	49,756
Premium tax revenue	51,693	37,000
Health insurer fee revenue (1)	18,696	–
Investment income	1,629	1,516
Other revenue	3,258	4,694
Total revenue	2,069,243	1,590,399
Operating expenses:
Medical care costs	1,721,658	1,287,915
Cost of service revenue	40,657	39,770
General and administrative expenses	188,087	141,278
Premium tax expenses	51,693	37,000
Health insurer fee expenses (1)	22,190	–
Depreciation and amortization	20,691	16,563
Total operating expenses	2,044,976	1,522,526
Operating income	24,267	67,873
Other expenses, net:
Interest expense	13,822	13,037
Other income, net	(44)	(131)
Total other expenses, net	13,778	12,906
Income from continuing operations before income tax expense	10,489	54,967
Income tax expense	5,655	24,445
Income from continuing operations	4,834	30,522
Loss from discontinued operations, net of tax	(336)	(607)
Net income	$4,498	$29,915

Diluted net income (loss) per share:
Continuing operations	$0.10	$0.65
Discontinued operations	(0.01)	(0.01)
Diluted net income per share	$0.09	$0.64

Diluted weighted average shares outstanding	47,520	46,443

Operating Statistics, Continuing Operations:
Medical care ratio (2)	88.7%	86.0%
Service revenue ratio (3)	75.8%	79.9%
General and administrative expense ratio (4)	9.1%	8.9%
Premium tax ratio (2)	2.6%	2.4%
Effective tax rate	53.9%	44.5%

____________

(1) Health insurer fee expenses represent insurer fees levied by the federal government under the Affordable Care Act, which are not tax deductible. Associated revenues represent state and federal reimbursement of such fees (including the related income tax effect) for Medicaid and Medicare insurers.

(2) Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium taxes as a percentage of premium revenue plus premium tax revenue.
(3) Service revenue ratio represents cost of service revenue as a percentage of service revenue.
(4) Computed as a percentage of total revenue.

MOLINA HEALTHCARE, INC. CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31, 2014	Dec. 31, 2013
	(Amounts in thousands, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$1,083,369	$935,895
Investments	696,200	703,052
Receivables	338,232	298,935
Income taxes refundable	28,100	32,742
Deferred income taxes	22,414	26,556
Prepaid expenses and other current assets	112,916	42,484
Total current assets	2,281,231	2,039,664
Property, equipment, and capitalized software, net	310,364	292,083
Deferred contract costs	44,740	45,675
Intangible assets, net	93,587	98,871
Goodwill	230,738	230,738
Restricted investments	82,036	63,093
Auction rate securities	10,928	10,898
Deferred income taxes	3,510	–
Derivative asset	196,617	186,351
Other assets	39,730	35,564
	$3,293,481	$3,002,937

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$819,541	$669,787
Accounts payable and accrued liabilities	406,414	319,965
Deferred revenue	146,276	122,216
Current maturities of long-term debt	183,713	182,008
Total current liabilities	1,555,944	1,293,976
Convertible senior notes	421,004	416,368
Lease financing obligations	159,754	159,394
Lease financing obligations – related party	34,820	27,092
Deferred income taxes	–	580
Derivative liability	196,503	186,239
Other long-term liabilities	27,736	26,351
Total liabilities	2,395,761	2,110,000

Stockholders’ equity:
Common stock, $0.001 par value; 150,000 shares authorized; outstanding: 46,263 shares at March 31, 2014 and 45,871 shares at December 31, 2013	46	46
Preferred stock, $0.001 par value; 20,000 shares authorized, no shares issued and outstanding	–	–
Additional paid-in capital	340,429	340,848
Accumulated other comprehensive loss	(382)	(1,086)
Retained earnings	557,627	553,129
Total stockholders’ equity	897,720	892,937
	$3,293,481	$3,002,937

MOLINA HEALTHCARE, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUING AND DISCONTINUED OPERATIONS

	Three Months Ended March 31,
	2014	2013
	(Amounts in thousands)
Operating activities:
Net income	$4,498	$29,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,994	21,799
Deferred income taxes	(670)	(16)
Stock-based compensation	5,596	4,421
Amortization of convertible senior notes and lease financing obligations	6,674	3,723
Amortization of premium/discount on investments	3,023	1,502
Amortization of deferred financing costs	651	1,248
Gain on derivatives, net	(2)	(119)
Change in fair value of contingent consideration liabilities	(4,265)	–
Gain on disposal of property and equipment, net	(950)	–
Tax deficiency from employee stock compensation	(5)	(42)
Changes in operating assets and liabilities:
Receivables	(39,297)	(569)
Prepaid expenses and other assets	(78,023)	(8,956)
Medical claims and benefits payable	149,754	(3,385)
Accounts payable and accrued liabilities	102,217	(31,847)
Deferred revenue	24,060	(5,994)
Income taxes	4,642	8,424
Net cash provided by operating activities	210,897	20,104

Investing activities:
Purchases of investments	(142,145)	(76,012)
Sales and maturities of investments	147,370	75,647
Purchases of equipment	(17,788)	(11,167)
Increase in restricted investments	(14,381)	(11,016)
Sale of property and equipment	5,715	–
Change in deferred contract costs	(6,145)	1,756
Change in other noncurrent assets and liabilities	(117)	(408)
Net cash used in investing activities	(27,491)	(21,200)

Financing activities:
Proceeds from issuance of 1.125% Notes, net of deferred financing costs	–	537,973
Purchase of 1.125% Notes call option	–	(149,331)
Proceeds from issuance of warrants	–	75,074
Treasury stock purchases	–	(50,000)
Principal payments on term loan	–	(291)
Repayment of amounts borrowed under credit facility	–	(40,000)
Contingent consideration liabilities settled	(38,119)	–
Proceeds from employee stock plans	1,330	235
Excess tax benefits from employee stock compensation	877	1,177
Principal payments on lease financing obligations	(20)	–
Net cash (used in) provided by financing activities	(35,932)	374,837
Net increase in cash and cash equivalents	147,474	373,741
Cash and cash equivalents at beginning of period	935,895	795,770
Cash and cash equivalents at end of period	$1,083,369	$1,169,511

MOLINA HEALTHCARE, INC. UNAUDITED NON-GAAP FINANCIAL MEASURES

The Company uses two non-GAAP financial measures as supplemental metrics in evaluating its financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.

The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). The following table reconciles net income, which the Company believes to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended March 31,
	2014	2013
	(Amounts in thousands)
Net income	$4,498	$29,915
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	25,914	21,799
Interest expense	13,822	13,037
Income tax expense	5,237	24,270
EBITDA	$49,471	$89,021

The second of these non-GAAP measures is adjusted net income, continuing operations (including adjusted net income per diluted share). The following table reconciles net income from continuing operations, which the Company believes to be the most comparable GAAP measure, to adjusted net income, continuing operations.

	Three Months Ended March 31,
	2014		2013
	(In thousands, except per diluted share amounts)
Net income, continuing operations	$4,834	$0.10	$30,522	$0.65
Adjustments, net of tax:
Depreciation, and amortization of capitalized software	12,998	0.27	10,679	0.23
Stock-based compensation	4,899	0.10	3,600	0.08
Amortization of convertible senior notes and lease financing obligations	4,205	0.10	2,345	0.05
Amortization of intangible assets	3,329	0.07	3,054	0.07
Change in fair value of derivatives	(1)	–	(75)	–
Adjusted net income, continuing operations	$30,264	$0.64	$50,125	$1.08

MOLINA HEALTHCARE, INC. UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP DATA, CONTINUING OPERATIONS

	March 31, 2014	Dec. 31, 2013	March 31, 2013
Ending Membership by Health Plan:
California	418,000	368,000	332,000
Florida	91,000	89,000	75,000
Illinois	5,000	4,000	–
Michigan	218,000	213,000	217,000
New Mexico	183,000	168,000	91,000
Ohio	260,000	255,000	242,000
South Carolina (1)	126,000	–	–
Texas	246,000	252,000	274,000
Utah	80,000	86,000	87,000
Washington	434,000	403,000	416,000
Wisconsin	90,000	93,000	86,000
	2,151,000	1,931,000	1,820,000
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF)	1,575,300	1,503,800	1,402,000
Aged, Blind or Disabled (ABD)	309,900	288,600	269,300
Medicaid Expansion (2)	133,000	–	–
Children’s Health Insurance Program (CHIP)	83,700	99,200	114,400
Medicare Special Needs Plans	41,400	39,400	34,300
Health Insurance Marketplaces (3)	7,700	–	–
	2,151,000	1,931,000	1,820,000

____________
(1) The South Carolina health plan began serving members under the state of South Carolina’s new full-risk Medicaid managed care program effective January 1, 2014.
(2) Medicaid Expansion membership phased in effective January 1, 2014.
(3) Health Insurance Marketplaces became available for consumers to access coverage beginning January 1, 2014.

MOLINA HEALTHCARE, INC. UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA, CONTINUING OPERATIONS (In thousands, except percentages and per-member-per-month amounts)

	Three Months Ended March 31, 2014
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1,254	$ 277,642	$ 221.42	$ 237,344	$ 189.28	85.5%	$40,298
Florida	270	105,166	389.67	93,461	346.30	88.9	11,705
Illinois (3)	14	15,171	1,078.41	14,494	1,030.28	95.5	677
Michigan	648	173,496	267.58	135,320	208.70	78.0	38,176
New Mexico	549	225,068	410.00	196,409	357.79	87.3	28,659
Ohio	772	278,295	360.62	237,328	307.53	85.3	40,967
South Carolina	394	96,020	243.41	90,262	228.82	94.0	5,758
Texas	749	320,096	427.27	292,958	391.05	91.5	27,138
Utah	246	78,654	319.96	67,200	273.37	85.4	11,454
Washington	1,276	323,461	253.48	298,107	233.61	92.2	25,354
Wisconsin	274	38,528	140.67	28,809	105.19	74.8	9,719
Other (4)	–	8,740	–	29,966	–	–	(21,226)
	6,446	$ 1,940,337	$ 301.00	$ 1,721,658	$ 267.08	88.7%	$218,679

	Three Months Ended March 31, 2013
	Member Months (1)	Premium Revenue		Medical Care Costs		MCR (2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1,001	$ 187,788	$ 187.55	$ 159,763	$ 159.56	85.1%	$28,025
Florida	223	58,164	260.13	49,404	220.95	84.9	8,760
Michigan	652	166,557	255.52	146,748	225.13	88.1	19,809
New Mexico	274	84,000	306.97	72,149	263.66	85.9	11,851
Ohio	726	268,808	370.44	227,454	313.45	84.6	41,354
Texas	832	329,451	395.96	266,449	320.24	80.9	63,002
Utah	259	74,956	289.59	65,029	251.24	86.8	9,927
Washington	1,250	298,286	238.70	261,397	209.18	87.6	36,889
Wisconsin	200	27,124	135.53	23,664	118.24	87.2	3,460
Other (3)(4)	–	2,299	–	15,858	–	–	(13,559)
	5,417	$ 1,497,433	$ 276.45	$ 1,287,915	$ 237.77	86.0%	$209,518

____________
(1) A member month is defined as the aggregate of each month’s ending membership for the period presented.
(2) The MCR represents medical costs as a percentage of premium revenue.
(3) The Illinois health plan’s results prior to October 1, 2013, were insignificant and reported in “Other.”
(4) “Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED FINANCIAL DATA
(Dollars in thousands, except per-member-per-month amounts)

The following tables provide the details of the Company’s medical care costs from continuing operations for the periods indicated:

	Three Months Ended March 31,
	2014			2013
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$1,181,061	$183.21	68.6%	$866,755	$160.02	67.3%
Pharmacy	286,628	44.46	16.7	231,838	42.80	18.0
Capitation	169,439	26.28	9.8	140,324	25.91	10.9
Direct delivery	22,021	3.42	1.3	8,684	1.60	0.7
Other	62,509	9.71	3.6	40,314	7.44	3.1
	$1,721,658	$267.08	100.0%	$1,287,915	$237.77	100.0%
The following table provides the details of the Company’s medical claims and benefits payable as of the dates indicated:

	March 31, 2014	Dec. 31, 2013
Fee-for-service claims incurred but not paid (IBNP)	$592,403	$424,173
Pharmacy payable	51,743	45,037
Capitation payable	23,583	20,267
Other	151,812	180,310
	$819,541	$669,787

MOLINA HEALTHCARE, INC. UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE

The Company’s claims liability includes an allowance for adverse claims development based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which the Company’s original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table shows the components of the change in medical claims and benefits payable from continuing and discontinued operations as of the periods indicated:

	Three Months Ended March 31,		Year Ended December 31, 2013
	2014	2013
	(Dollars in thousands, except per-member amounts)
Balances at beginning of period	$669,787	$494,530	$494,530
Components of medical care costs related to:
Current period	1,773,332	1,347,181	5,434,443
Prior period	(50,904)	(58,427)	(52,779)
Total medical care costs	1,722,428	1,288,754	5,381,664

Change in non-risk provider payables	(28,560)	(7,638)	111,267
Payments for medical care costs related to:
Current period	1,172,672	948,820	4,932,195
Prior period	371,442	335,681	385,479
Total paid	1,544,114	1,284,501	5,317,674
Balances at end of period	$819,541	$491,145	$669,787
Benefit from prior period as a percentage of:
Balance at beginning of period	7.6%	11.8%	10.7%
Premium revenue, trailing twelve months	0.8%	1.0%	0.9%
Medical care costs, trailing twelve months	0.9%	1.1%	1.0%

Claims Data:
Days in claims payable, fee for service	46	38	43
Number of members at end of period	2,151,000	1,820,000	1,931,000
Number of claims in inventory at end of period	287,300	135,400	145,800
Billed charges of claims in inventory at end of period	$517,300	$236,700	$276,500
Claims in inventory per member at end of period	0.13	0.07	0.08
Billed charges of claims in inventory per member at end of period	$240.49	$130.05	$143.19
Number of claims received during the period	5,986,000	5,271,000	21,317,500
Billed charges of claims received during the period	$6,354,000	$5,170,700	$21,414,600

CONTACT:
Molina Healthcare, Inc.
Investor Relations:
Juan José Orellana, 562-435-3666, ext. 111143